SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 2, 2005

(Date of report/date of earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The American Jobs Creation Act of 2004, which added new Section 409A to the Internal Revenue Code of 1986, as amended (the “Code”), changed the income tax treatment of nonqualified deferred compensation plans and imposed new requirements on both the terms and operation of such plans. In response to the new rules and restrictions imposed by Code Section 409A, on November 9, 2005 the registrant’s Benefit Plans Committee authorized the Seventh Amendment of the Sky Financial Group, Inc. Non-Qualified Retirement Plan, as amended and restated effective January 1, 1999 (the “Existing Plan”), and authorized a new plan, the Sky Financial Group, Inc. Non-Qualified Retirement Plan II (the “New Plan”). Registrant adopted the Seventh Amendment of the Existing Plan and adopted the New Plan by having them both executed by an authorized officer on December 2, 2005.

The Seventh Amendment of the Existing Plan was adopted to freeze and grandfather the Existing Plan effective December 31, 2004. After that date, no new participants will become eligible for the Existing Plan, no deferrals or contributions will be made into the Existing Plan, and no material modifications (for purposes of Code Section 409A) will be made to the Existing Plan. Amounts deferred and vested under the Existing Plan on or before December 31, 2004, will preserve their grandfathered status for purposes of Code Section 409A. The unvested portion of participant’s accounts in the Existing Plan will be transferred to and governed under the terms of the New Plan.

The New Plan, effective January 1, 2005, was adopted in order to comply with Code Section 409A. Registrant’s annual supplemental contributions that would have been made to the Existing Plan for the plan year ending December 31, 2004 will be made to the New Plan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements of business acquired.

None.

(b)    Pro Forma Financial Information.

None.

(c)    Exhibits.

Exhibit 10.1	Seventh Amendment of the Sky Financial Group, Inc. Non-Qualified Retirement Plan, effective December 31, 2004.

Exhibit 10.2	Sky Financial Group, Inc. Non-Qualified Retirement Plan II, effective January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: December 6, 2005	BY:	/s/ C. J. Keller Smith
C. J. Keller Smith
VP/Associate Counsel